UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

PROVIDENT BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

April 15, 2025

Dear Fellow Stockholder:

You are cordially invited to attend the 2025 annual meeting of stockholders of Provident Bancorp, Inc. The meeting will be held at the Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts 01952 on Thursday, May 15, 2025 at 3:30 p.m., local time.

If you were a stockholder as of the close of business on March 28, 2025, you may attend the meeting. However, if your shares of Company common stock are held by a broker or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker or other nominee who holds your shares.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Officers of the Company, as well as a representative of Crowe LLP, the Company’s independent registered public accounting firm, are expected to be available to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. You may also vote by telephone or internet, as indicated on the proxy card. If you attend the meeting, you may vote even if you have previously submitted your vote.

Sincerely,

Joseph B. Reilly
President and Chief Executive Officer

5 Market Street

Amesbury, Massachusetts 01913

(978) 834-8555

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	3:30 p.m. on Thursday, May 15, 2025.

PLACE	Blue Ocean Event Center 4 Oceanfront North Salisbury, Massachusetts 01952

ITEMS OF BUSINESS	(1)	To consider an amendment to the Articles of Incorporation with respect to the declassification of the Board of Directors.

	(2)	To elect four directors.

	(3)	To ratify the selection of Crowe LLP as our independent registered public accounting firm for fiscal year 2025.

	(4)	To consider an advisory, non-binding resolution with respect to executive compensation as described in the Proxy Statement.

	(5)	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 28, 2025.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you, or by voting by telephone or internet. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Kimberly Scholtz Corporate Secretary
Amesbury, Massachusetts April 15, 2025

Provident Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Provident Bancorp, Inc. (the “Company”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for BankProv. The annual meeting will be held at the Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts 01952 on May 15, 2025 at 3:30 p.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about April 15, 2025.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 28, 2025. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker or other nominee how to vote.

As of the close of business on March 28, 2025, there were 17,788,543 shares of Company common stock outstanding. Each share of common stock has one vote. The Company’s Articles of Organization provide that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares, are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

If you were a stockholder as of the close of business on March 28, 2025, you may attend the meeting. However, if your shares of Company common stock are held by a bank, broker, or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker or other nominee who holds your shares.

Quorum and Vote Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting to approve amending Article 7.B of the Company's Articles of Incorporation to declassify our Board of Directors, you may vote in favor of the proposal, against the proposal or abstain from voting. Consistent with Article 13 of the Articles of Incorporation, to be approved, this matter requires the affirmative vote of at least 80% of the shares entitled to vote in the election of Directors (whether represented at the annual meeting or not). Broker non-votes and abstentions will have the same effect as a vote against the proposal.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In addition, the Company has adopted a majority voting policy with respect to the election of directors. For more information, see “Majority Voting Policy.”

In voting to ratify the appointment of Crowe LLP as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

In voting to approve the advisory, non-binding resolution with respect to the executive compensation as described in this Proxy Statement, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal. While this vote is required by law, it is not binding on us or our Board of Directors, nor will it create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on us or our Board of Directors. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. You may also vote by telephone or internet, as indicated on the proxy card. If you sign, date, and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

●	for the resolution amending Article 7.B of the Company's Articles of Incorporation to declassify the Board of Directors;

●	for each of the nominees for director;

●	for ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm; and

●	for the advisory, non-binding resolution with respect to the executive compensation.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named on the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. The Company does not currently know of any other matters to be presented at the meeting.

If your Company common stock is held in street name, you will receive instructions from your broker or other nominee that you must follow to have your shares voted. Your broker or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker or other nominee that accompanies this proxy statement.

Revoking Your Proxy

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the ESOP and 401(k) Plan

If you participate in the BankProv Employee Stock Ownership Plan (the “ESOP”) or the BankProv 401(k) Plan (the “401(k) Plan”), you will receive a vote authorization form for each plan that reflects all shares you may direct the trustee to vote on your behalf under the plan. Under each plan, the trustee will vote all shares held by the plan, but each plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The trustee will generally vote all unallocated shares of Company common stock held by each plan and all allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.

The deadline for returning your Vote Authorization Form, and the telephonic and internet voting cutoff for providing your ESOP or 401(k) vote authorization, is Monday, May 12, 2025 at 11:59 p.m. Eastern time.

If you have any questions about voting under the ESOP or 401(k) Plan, please contact Kenneth Fisher, Executive Vice President & Chief Financial Officer, at (603) 318-2660.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics for Senior Officers

The Company has adopted a Code of Ethics for Senior Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller. The Code of Ethics for Senior Officers is available on our website at investors.bankprov.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

The Company has also established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees. During 2024, the Board of Directors of the Company held eight regularly scheduled meetings (not including committee meetings), and eight additional meetings of our independent directors. No incumbent director attended fewer than 75% of the total meetings of the Boards of Directors and the committees on which such director served.

Committees of the Board of Directors

The following table identifies the membership on our Audit, Compensation and Nominating and Corporate Governance committees. All members of each committee are independent in accordance with the listing rules of the Nasdaq Stock Market. The Company also maintains an Executive Committee as a standing committee. The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available in the “Investor Relations—Governance—Governance Documents” section of the Company’s website, investors.bankprov.com.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Julienne C. Cassarino	X		X
Kathleen Chase Curran			X
Frank G. Cousins, Jr.	X	X	X*
James A. DeLeo	X*
Lisa DeStefano		X*	X
Laurie H. Knapp		X
Barbara A. Piette	X
Dennis S. Pollack		X
Arthur Sullivan	X	X

Number of Committee Meetings in 2024	6	6	2

*         Denotes Chairperson

Audit Committee. The Audit Committee oversees the Company’s accounting and reporting practices and assists the Board of Directors in fulfilling its oversight responsibilities for the Company’s system of internal controls and the Company’s process for monitoring compliance with laws and regulations. The Audit Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. In addition to meeting the independence requirements of the Nasdaq Stock Market, each member of the Audit Committee meets the audit committee independence requirements of the Securities and Exchange Commission. The Board of Directors has determined that James A. DeLeo qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee. The Compensation Committee approves the overall compensation philosophy for the Company and BankProv and establishes or recommends to the full Board of Directors the compensation for our Chief Executive Officer and other executive officers. The Compensation Committee establishes subjective and objective criteria relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates performance in light of those criteria, and approves or recommends to the full Board of Directors compensation levels based on this evaluation. The Compensation Committee may consult with the Chief Executive Officer with respect to the compensation of other executive officers. Our Chief Executive Officer does not participate in discussions related to his compensation or the Committee’s review of any documents related to the determination of his compensation.

The base salary levels for our executive officers are set to reflect the duties and levels of responsibilities inherent in the position. Comparative salaries paid by other financial institutions are also considered in establishing the salary for our executive officers. The Compensation Committee has utilized bank compensation surveys compiled by an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”). Pearl Meyer researched several publicly traded companies and identified a peer group with executive positions similar to the Company (see “Executive Compensation – Executive Compensation Decision-Making Process – The Role of Peer Group Companies”). In setting the base salaries, the Compensation Committee also considers a number of factors relating to the executive officers, including individual performance, job responsibilities, experience level and the requirements of the position. These factors are considered subjectively and none of the factors are accorded a specific weight.

Nominating and Corporate Governance Committee. The Company’s Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in developing, recommending, and overseeing a process to assess Board effectiveness and in developing and recommending the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Nominating and Corporate Governance Committee Procedures.”

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s financials, credit, liquidity, capital, and operations, as well as the risks associated with such areas. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial and regulatory risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. BankProv also has a Risk Management Committee that assists BankProv’s board in understanding the following risks: credit, risk management, information technology, cybersecurity, lending and other risks. Strategic risks, as well as interest rate, capital and liquidity risks, are governed by the full BankProv board with input from all board members.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of stockholders. All of our then-current directors attended the 2024 annual meeting of stockholders with the exception of Director DeLeo.

Board Leadership Structure

Our Board of Directors is chaired by Laurie H. Knapp, who is a non-management independent director. An independent chair ensures a greater role for the independent directors in the oversight of the Company and BankProv and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

●	maintaining a majority of independent directors on the Board of Directors;
●	periodic meetings of the independent directors; and
●	annual performance evaluation of the Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

Majority Voting Policy

The Board of Directors has adopted a majority voting policy (the “Policy”), which will be utilized for the election of any director at any meeting of stockholders for uncontested elections and will not be applicable for contested elections. For the purpose of the Policy, an “uncontested election” means an election of directors where the only director nominees are those individuals recommended by the Board of Directors of the Company.

Pursuant to the Policy, any incumbent director nominee in an uncontested election who receives a greater number of votes “WITHHELD” than votes cast “FOR” at the stockholders meeting will promptly tender his or her proposed resignation following certification of the stockholder vote.

The Nominating and Corporate Governance Committee will promptly consider the resignation and will recommend to the Board of Directors whether to accept the resignation or to take other action, including rejecting the resignation and addressing any apparent underlying causes of the failure of the director to obtain a majority of votes “FOR” such nominee. When considering the resignation and making its recommendation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons for the stockholder’s WITHHELD votes for the director (to the extent ascertainable), the length of service and qualifications of the director, the director’s contributions to the Company, and whether the acceptance or rejection of the resignation will have any adverse effect on the Company’s compliance with any applicable law, rule, regulation or governing document, to determine whether the acceptance of the resignation is in the best interests of the Company and its stockholders.

The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation no later than at its first regularly scheduled meeting following certification of the stockholder vote, but in any case, no later than 90 days following the certification of the stockholder vote.

If a majority of the members of the Nominating and Corporate Governance Committee are required to tender a resignation at the same election, then the other independent directors will appoint a special board committee among themselves to consider the resignations and will recommend to the Board whether to accept, reject or take other action as to the resignations.

Insider Trading Policies and Procedures

The Board of Directors has adopted an Insider Trading Policy, which governs the purchase, sale, and/or other dispositions of the Company's securities by directors, officers and employees, that are reasonable designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

Stock Ownership

The following table provides information as of March 28, 2025, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. The percentage is based on 17,788,543 shares of Company common stock outstanding as of March 28, 2025.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
Stilwell Value LLC (1) Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. Stilwell Partners, L.P. 111 Broadway, 12th Floor, New York, New York 10006 Joseph Stilwell 200 Calle del Santo Cristo, San Juan, Puerto Rico 00901	1,706,467	9.59%
BankProv Employee Stock Ownership Plan Trust Trustee: Community Bank of Pleasant Hill, dba first Trust of MidAmerica 3500 N Village Dr. Suite 220 St. Joseph, Missouri 64506	1,397,623	7.86%
M3 Funds, LLC (2) M3 Partners, LP M3F, Inc. Jason A. Stock William C. Waller 2070 E 2100 S, Suite 250 Salt Lake City, Utah 84109	1,198,910	6.74%
Blackrock, Inc. (3) 50 Hudson Yards New York, New York 1001	903,622	5.08%

(1)	As disclosed in a Schedule 13F filed with the Securities and Exchange Commission on February 13, 2025.
(2)	As disclosed in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2025.
(3)	As disclosed in a Schedule 13G filed with the securities and Exchange Commission on February 4, 2025.

The following table provides information as of March 28, 2025 about the shares of Provident Bancorp, Inc. common stock that may be considered to be beneficially owned by each director, nominee and named executive officer as of March 28, 2025 and all directors, nominees and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole, or shared voting or investment power, or which he or she has the right to acquire beneficial ownership within 60 days after March 28, 2025. Unless otherwise indicated, none of the shares listed are pledged as collateral for a loan, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. Percentages are based on 17,788,543 shares of Company common stock outstanding as of March 28, 2025.

Name	Number of Shares Owned		Percent of Common Stock Outstanding
Directors
Julienne C. Cassarino	26,462	(1)	*
Kathleen Chase Curran	30,918	(2)	*
Frank G. Cousins, Jr.	75,582	(3)	*
James A. DeLeo	66,253	(4)	*
Lisa DeStefano	72,105	(5)	*
Laurie H. Knapp	96,849	(6)	*
Barbara A. Piette	55,891	(7)	*
Dennis S. Pollack	52,891	(8)	*
Joseph B. Reilly	119,314	(9)	*
Arthur Sullivan	145,275	(10)	*

Named Executive Officers Who Are Not Also Directors
Joseph Mancini	52,833	(11)	*
Kenneth Fisher	30,584	(12)	*

All directors and executive officers as a group (12 persons)	824,887		4.64%

*	Less than 1%.
(1)	Includes 8,168 shares of unvested restricted stock over which the individual has voting control and 5,100 exercisable stock options.
(2)	Includes 4,084 shares of unvested restricted stock over which the individual has voting control and 15,300 exercisable stock options.
(3)

Includes 6,689 shares held in an individual retirement account, 202 shares held as custodian, 2,042 shares of unvested restricted stock over which the individual has voting control and 45,008 exercisable stock options.

(4)	Includes 2,042 shares of unvested restricted stock over which the individual has voting control and 45,008 exercisable stock options.
(5)	Includes 2,000 shares held by Ms. DeStefano’s spouse, 2,042 shares of unvested restricted stock over which the individual has voting control and 45,008 exercisable stock options.
(6)

Includes 7,583 shares held in an individual retirement account, 7,426 shares held by Ms. Knapp’s spouse, 302 shares held by Ms. Knapp’s child, 302 shares held jointly with Ms. Knapp’s children, 2,042 shares of unvested restricted stock over which the individual has voting control and 41,508 exercisable stock options.

(7)	Includes 2,042 shares of unvested restricted stock over which individual has voting control and 35,181 exercisable stock options.
(8)	Includes 8,168 shares of unvested restricted stock over which the individual has voting control and 5,100 exercisable stock options.
(9)

Includes 3,471 shares allocated under the ESOP, 52,773 shares held in revocable trust, 2,042 shares of unvested restricted stock over which the individual has voting control and 44,998 shares of exercisable stock options.

(10)	Includes 10,000 shares held by Mr. Sullivan’s spouse, 2,042 shares of unvested restricted stock over which the individual has voting control and 45,008 exercisable stock options.
(11)

Includes 1,914 shares held in a 401(k) plan, 7,091 shares allocated under the ESOP, 7,926 shares of unvested restricted stock over which the individual has voting control and 29,200 exercisable stock options.

(12)	Includes 18,400 shares of unvested restricted stock over which the individual has voting control and 4,000 exercisable stock options.

As described in a prior filing by the Company with the Securities and Exchange Commission, on October 28, 2023, the Company entered into an agreement (the “Agreement”) with Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell (collectively, the “Stilwell Group”) and Dennis Pollack. The Agreement will remain in effect until the completion of the Company’s 2025 Annual Meeting of Stockholders.

Pursuant to the Agreement, the Company agreed to, among other things, appoint Mr. Pollack to the Boards of Directors of the Company and BankProv initially in the class of directors expiring at the Company’s 2025 Annual Meeting of Stockholders and similar class at the Bank board. If Mr. Pollack is unable to serve as a director of the Company and BankProv, the Company and BankProv will appoint a replacement director chosen by the Stilwell Group.

Proposal 1—Amendment to the Articles of Incorporation to Declassify the Board of Directors

After careful consideration, including in light of our commitment in the Company’s April 2024 proxy statement, on March 27, 2025, our Board of Directors unanimously approved, and resolved to recommend to our stockholders that the stockholders approve the adoption of, an amendment to our Articles of Incorporation to declassify the Board of Directors over a three-year phase-in period commencing at the 2026 Annual Meeting. Declassifying the Board of Directors will allow our stockholders to vote on the election of our entire Board of Directors each year, rather than on a staggered basis as with our current classified board structure.

If approved by our stockholders, our Articles of Incorporation will be amended to provide for the annual election of all directors beginning at the 2028 annual meeting of stockholders. If our stockholders do not approve this amendment to our Articles of Incorporation to declassify our Board of Directors, our Board of Directors will remain classified.

Current Classified Board Structure

Under Article 7.B of our Articles of Incorporation and Section 1 of Article II of our bylaws, the Board of Directors is currently separated into three classes nearly equal in size. Each year the stockholders are asked to elect the directors comprising one of the classes for a three-year term. The term of the current third class of directors is set to expire at the annual meeting. The term of the first class of directors is set to expire in 2026 and the term of the second class of directors is set to expire in 2027. Under the current classified board structure, stockholders may only elect approximately one-third of the Board of Directors each year.

Reasons for Declassifying the Board of Directors

The Board of Directors considered a number of factors both in favor and against continuing with a classified board structure. After thorough deliberation, the Board of Directors determined that it would be in the best interests of the Company and our stockholders to amend our Articles of Incorporation to declassify the board.

A classified board structure has a number of advantages, particularly for a Company that has recently gone public. The structure allows a majority of the board to remain in place from year to year, which promotes continuity and stability, and encourages the board to plan for long-term goals. Further, at any one time, approximately two-thirds of the elected board has experience with the business and operations of the company.

However, the Board of Directors also recognizes that a classified board structure can be viewed as reducing a board’s accountability to stockholders. Annual voting provides stockholders an opportunity to express their views on each individual director and the whole board’s overall performance on an annual basis. The Board also considered the corporate governance trend towards annual election of directors, as well as the view of many corporate governance experts and institutional stockholders that a classified board has the effect of insulating directors from a corporation’s stockholders. Our engagement campaign with institutional investors supported our understanding that many institutional investors view the annual election of all directors as a key tool for stockholders to influence corporate governance policies and to ensure accountability for those policies’ implementation. Proxy advisory firms may also subject public companies with classified boards to greater scrutiny.

After weighing the factors above, among other things, the Board of Directors determined that retaining a classified board structure is no longer in the best interests of the Company and its stockholders. For this reason, the Board of Directors approved and recommended to stockholders the amendment to our Articles of Incorporation, upon the adoption of which Article 7.B of those articles would read as follows, and recommends that our stockholders vote to approve the adoption of such amendment:

Number, Class and Terms of Directors; No Cumulative Voting. The number of directors constituting the Board of Directors of the Corporation shall initially be ten (10), which number may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force.  At the annual meeting of stockholders that is held in calendar 2026, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders that is to be held in calendar year 2028 and until such directors’ successors shall have been elected and qualified. At the annual meeting of stockholders that is held in calendar 2027, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of stockholders that is to be held in calendar year 2028 and until such directors’ successors shall have been elected and qualified. At each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified.

Stockholders shall not be permitted to cumulate their votes in the election of directors.  A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

Upon stockholder approval of the amendment of the Articles of Incorporation to declassify the Board of Directors and filing of the articles of amendment with the Maryland Department of Assessments and Taxation, an amendment to our bylaws will simultaneously become effective, upon the amendment of which Section 1 of Article II of our bylaws will read as follows:

Section 1.              General Powers and Number

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  The number of directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force.  The Board of Directors shall annually elect a Chairperson of the Board from among its members and shall designate the Chairperson of the Board or his or her designee to preside at its meetings.  The Board of Directors may also annually elect a Vice Chairperson.  In the absence of the Chairperson of the Board, the Vice Chairperson of the Board shall preside at the meetings of the Board of Directors, and in his or her absence such other person as may be designated by a majority of the Whole Board shall preside at the meetings of the Board of Directors.

Our Board of Directors will be declassified over a three-year phase-in period so that every director will stand for election at the 2028 annual meeting of stockholders (and thereafter) for one-year terms.

Consistent with Article 13 of the Articles of Incorporation, the proposal for the declassification of the Board of Directors requires the affirmative vote of at least 80% of the shares entitled to vote in the election of Directors at the annual meeting (whether represented at the annual meeting or not).

Proposal 2—Election of Directors

The Board of Directors of the Company is composed of ten members. The Board is currently divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election this year are Julienne C. Cassarino, Kathleen Chase Curran, Lisa DeStefano and Dennis Pollack, each of whom is being nominated for a three-year term and until their successors will have been elected and qualified. Each nominee is a current director of the Company.

The Board of Directors has determined that each of our directors and nominees is “independent” as defined under the listing standards of the Nasdaq Stock Market, with the exception of Director Reilly, the Company’s President and Chief Executive Officer.

In determining the independence of our directors, the Board of Directors considered the following relationships between BankProv and our directors and officers, which are not required to be reported under “Transactions With Certain Related Persons”: (i) BankProv has extended a commercial real estate line of credit to an entity related to Arthur Sullivan; and (ii) BankProv provides overdraft lines of credit to all of its directors.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. Except for the Agreement or otherwise as indicated herein, there are no arrangements or understandings between the nominees and directors continuing in office and any other person pursuant to which such persons were selected.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each biography is as of December 31, 2024. The address for each director and executive officer is 5 Market Street, Amesbury, Massachusetts 01913.

Nominees for Election of Directors

The nominees standing for election are:

Julienne C. Cassarino, age 54, is a Chartered Financial Analyst and is the founder of Sycamore Analytics LLC a business dedicated to providing business analysis and investment advice for private bank investors. She is also a co-creator of VirtualBankConference.com which is an online platform that facilitates connections between community banks and investors. She has previously served as a director of a federal savings bank and its depository holding company, and as a corporator of a state savings bank. Ms. Cassarino has focused on the banking industry for 25 years and has specific expertise in the local markets in which the Company and BankProv focus. Ms. Cassarino’s experience provides the Board of Directors expertise on capital markets and the broader community banking sector. Director of BankProv and Provident Bancorp, Inc. since February 2024.

Kathleen Chase Curran, age 49, is Chief Operating Officer at Coin Metrics, a digital assets financial intelligence provider. Ms. Chase Curran brings 25 years of experience in the financial industry to the Company’s Board of Directors having, most recently, worked at Fidelity Investments for over a decade prior to joining Coin Metrics. Throughout her career, she has advised clients and organizations on their growth and enterprise strategies. Her experience spans a wide breadth of disciplines including strategy, product, marketing and research and development. At Coin Metrics, Ms. Chase Curran is helping build the market infrastructure for digital assets through her contributions to the creation of transparent and accessible data and intelligence. Ms. Chase Curran’s experience provides the Board of Directors with expertise in technology and strategic planning. Director of BankProv and Provident Bancorp, Inc. since 2022.

Lisa DeStefano, age 61, is a Principal Architect of Maugel DeStefano Architects. A LEED certified and registered architect in New Hampshire, Maine, Massachusetts and Connecticut, Ms. DeStefano has been a practicing architect since 1983 and founded DeStefano Architects in 1995. Her design work has won multiple awards including the 2016 AIANH Excellence in Architecture People’s Choice Award and in 2015 her firm was named one of the fastest growing women-led companies in Boston by Inc. 5000. Ms. DeStefano was awarded the 2015 Business Excellence Award in the Real Estate and Construction category from New Hampshire Business Review magazine. Ms. DeStefano’s experience provides the Board of Directors with extensive knowledge of real estate and business matters, and she is well-known in our New Hampshire seacoast market area. Director of BankProv since 2013 and Provident Bancorp, Inc. since its inception.

Dennis S. Pollack, age 74, has held executive roles at Sony Corporation of America, the Connecticut Bank of Commerce, the Savings Bank of Rockland County, and Paulson & Company. Most recently he served as President and Chief Executive Officer of Prudential Bank in Philadelphia, Pennsylvania. He has previously served on the boards of several depository institutions and has been recognized for his contributions to the banking industry, with published articles in Bottomline Magazine and The Bankers Magazine. Together, this deep senior management and board oversight experience, developed within a diverse set of institutions, provides the Board of Directors expertise on strategic, executive compensation, and risk matters. Director of BankProv and Provident Bancorp, Inc. since January 2024.

Pursuant to the Agreement, the Company agreed to, among other things, appoint Mr. Pollack to the Boards of Directors of the Company and BankProv in the class of directors expiring at the Company’s 2025 Annual Meeting of Stockholders and similar class at the Bank board.

The following directors have terms ending at the 2026 annual meeting:

James A. DeLeo, age 58, is a certified public accountant and the leading partner at Gray, Gray & Gray, where he also co-chairs the Merger & Acquisition Practice Group. He has more than 25 years of experience and an educational background in entrepreneurial finance, making him a key contributor to fundless sponsors, search funds and larger private equity firms with established funds, all of which seek his advice when acquiring target companies in the middle market. Mr. DeLeo also works closely with private equity and mezzanine lenders. Mr. DeLeo’s educational and professional experience assist the Board of Directors in assessing our accounting practices, tax matters and operational needs, as well as providing knowledge of and access to the capital markets and advice with respect to mergers and acquisitions. Director of BankProv since 2017 and Provident Bancorp, Inc. since its inception.

Laurie H. Knapp, age 67, is a certified public accountant and sole owner of Laurie H. Knapp CPA PC, an accounting firm located in Amesbury, Massachusetts. Ms. Knapp specializes in personal and corporate taxes. Her experience as a certified public accountant assists the Board of Directors in assessing our accounting practices and tax matters. Director of BankProv since 1998 and Provident Bancorp, Inc. since its inception.

Barbara A. Piette, age 69, is currently a Managing Principal of Avoca Partners, where she works as an advisor to several emerging venture capital firms including At One Ventures, focused on climate and sustainability, Construct Capital, investing in software for foundational industries, Glasswing Ventures, serving AI-native enterprise software and cybersecurity, and Will Ventures, focused on sports technology. She also advises several early-stage technology companies spanning various industry sectors.  She is currently a Senior Advisor to Knightsbridge Advisers and sits on the Investment Committee. Until 2024, she was Managing Principal of Knightsbridge Advisers, co-heading this Securities and Exchange Commission (“SEC”)-regulated venture capital fund of funds. At Knightsbridge, Ms. Piette was actively involved in all aspects of portfolio management, including investment due diligence and decision-making processes. Before joining Knightsbridge, Ms. Piette spent more than 20 years as a venture capitalist, holding partner positions with both Charles River Ventures and Schroder Ventures and co-founding Schroder Ventures Life Sciences. Ms. Piette’s experience provides knowledge of the capital markets and the operations of both private and public companies. Director of BankProv and Provident Bancorp, Inc. since 2019.

The following directors have terms ending at the 2027 annual meeting:

Frank G. Cousins, Jr., age 66, was the President of the Greater Newburyport Chamber of Commerce from 2017 until 2021. In 2016, Mr. Cousins retired as the Sheriff of Essex County, Massachusetts where he served for 20 years. Mr. Cousins’ years of service as a law enforcement officer in our community as well as his service on a local chamber of commerce provides valuable insight into the economic and business needs of our community, as well as insight into where we can best serve our community in other ways, including charitable donations. Director of BankProv since 2003, and Provident Bancorp, Inc. since its inception.

Joseph B. Reilly, age 68, was appointed Interim Co-President and Co-Chief Executive Officer of Provident Bancorp, Inc. and BankProv effective January 2023, Co-President and Co-Chief Executive Officer effective February 2023, and President and Chief Executive Officer effective February 2024. He has more than 35 years of experience in the New Hampshire banking industry and was the Co-Founder and President/CEO of Centrix Bank, which merged with Eastern Bank in 2014. Prior to Centrix, Mr. Reilly held positions at Bank of New Hampshire, TD Bank, Centerpoint Bank and Fleet Bank. Mr. Reilly is a former Chair and Director of the New Hampshire Bankers Association (NHBA); Chair of the NHBA Legislative Committee; State of New Hampshire Captain for Team 21, a national organization of the American Bankers Association (ABA); and a member of the Government Relations Council of the ABA. Mr. Reilly has also served on numerous not-for-profit board leadership positions. Mr. Reilly was elected Chair of the Board of Provident Bancorp, Inc. and BankProv in 2019 and served in those positions until his appointment as Interim Co-President and Co-Chief Executive Officer effective January 2023. Mr. Reilly’s positions as President and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full Board of Directors, and alignment on corporate strategy, all of which assist with Board operations. Director of BankProv since 2018 and Provident Bancorp, Inc. since its inception.

Arthur Sullivan, age 66, is Principal Partner of Brady Sullivan Properties based in Manchester, New Hampshire. Mr. Sullivan is a 40-year commercial and real estate industry veteran. A licensed Real Estate Broker, Mr. Sullivan has become one of New England’s largest developers of affordable commercial and residential real estate. Under his leadership, Brady Sullivan has successfully procured and managed a diverse portfolio of over four million square feet of mill, office and industrial space, over 2,000 residential units and over 5,000 condominium conversions throughout New England and Florida. Mr. Sullivan received the 2013 Commerce Citizen of the Year Award from the Manchester Chamber of Commerce. Mr. Sullivan provides the Board of Directors with significant knowledge of commercial real estate as well as experience in managing a large business in Southern New Hampshire. Director of BankProv since 2016 and Provident Bancorp, Inc. since its inception.

Proposal 3—Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Crowe LLP to be the Company’s independent registered public accounting firm for the 2025 fiscal year, subject to ratification by stockholders. A representative of Crowe LLP is expected to be available at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm.

Fees

The following table sets forth the fees paid by the Company for the years ended December 31, 2024 and 2023 to Crowe LLP.

	2024	2023
Audit fees	$549,150	$848,750

Audit fees related to the audit of the Company’s annual consolidated financial statements, review of the financial statements included the Company’s quarterly reports on Form 10-Q and fees associated with the audit of internal controls over financial reporting as required under Part 363 of the FDIC annual reporting requirements and additional audit fees incurred related to the review of the Company’s digital asset lending practices.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval can be given either by approving an engagement in advance or pursuant to a pre-approval policy with respect to particular services. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

During the years ended December 31, 2024 and 2023, all audit and other services provided by Crowe LLP were approved, in advance, by the Audit Committee.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm which, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Audit Committee of the Board of Directors of Provident Bancorp, Inc.

James A. DeLeo (Chair)

Julienne C. Cassarino

Frank G. Cousins, Jr.

Barbara A. Piette

Arthur Sullivan

Proposal 4—Advisory (Nonbinding) Vote on Executive Compensation

Our stockholders are being given the opportunity to vote on an advisory (nonbinding) resolution to approve the compensation of our “Named Executive Officers,” as described in this proxy statement in the compensation tables and narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s executive pay program. As a result of a determination made following the recommendation of stockholders at our 2021 Annual Meeting of Stockholders, this vote will be held annually until 2027, at which time as we will provide our stockholders with another opportunity to consider the frequency of such vote.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company’s long-term success and enhancement of stockholder value. The Board of Directors believes the Company’s compensation policies and procedures achieve this objective and therefore recommend stockholders vote “FOR” the proposal. Specifically, stockholders are being asked to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Although nonbinding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal 4.

Information about Executive Officers

The following provides information regarding our executive officers who are not directors of the Company.

Kenneth R. Fisher, age 46, was appointed Acting Chief Financial Officer in March 2024 and Executive Vice President and Chief Financial Officer in May 2024. Mr. Fisher joined BankProv as Senior Vice President — Finance in January 2024, having previously served as the Chief Financial Officer of Bluejay Diagnostics, Inc., in Acton, Massachusetts, from March 2022 through September 2023. Mr. Fisher was previously with Meridian Bancorp, Inc, and its wholly owned subsidiary, East Boston Savings Bank, from 2010 through its sale in 2021, serving as Executive Vice President, Chief Financial Officer, and Treasurer. Mr. Fisher is a Certified Public Accountant whose career also includes five years in public accounting at Parent McLaughlin & Nangle, CPAs (now Marcum LLP).

Joseph Mancini, age 43, is Executive Vice President and Chief Operating Officer of Provident Bancorp, Inc. and BankProv. Mr. Mancini joined BankProv in June 2020 as Senior Vice President, Risk and was subsequently promoted in April 2021. Previously, Mr. Mancini was at Radius Bank for four years as Senior Vice President and Chief Information Security Officer and East Boston Savings Bank for 10 years in various risk-related roles.

Executive Compensation

Introduction

This section explains our executive compensation program for our Named Executive Officers, or NEOs, listed below. This section also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the year ended December 31, 2024.

Name	Position as of December 31, 2024
Joseph B. Reilly(1)	President and Chief Executive Officer
Kenneth R. Fisher(2)	Executive Vice President and Chief Financial Officer
Joseph Mancini	Executive Vice President and Chief Operating Officer

(1)

On February 8, 2024, the Boards of Directors of the Company and the Bank confirmed the continuation of Joseph B. Reilly as sole President and Chief Executive Officer. Mr. Reilly served as Co-President and Co-Chief Executive Officer of the Company and the Bank since February 2023, prior to which he served as Interim Co-President and Co-Chief Executive Officer of the Company and the Bank from January 2023. Prior to February 2024, Carol L. Houle served as Co-President and Co-Chief Executive Officer, and Chief Financial Officer of the Company and the Bank. On February 9, 2024, the Company and the Bank and Ms. Houle, entered into a separation and release agreement whereby Ms. Houle would separate from her employment with the Company and the Bank, effective February 9, 2024. The separation agreement between Ms. Houle and the Company and the Bank contemplated, among other things, that Ms. Houle would receive $576,732 in a lump sum, subject to any required regulatory approval or non-objection.

(2)

Mr. Fisher joined the Company and the Bank as Senior Vice President — Finance in January 2024. Mr. Fisher was appointed Acting Chief Financial Officer of the Company and the Bank on March 28, 2024, and was appointed Chief Financial Officer effective May 6, 2024.

Although our company qualifies as a “smaller reporting company,” as defined by the SEC, which allows us to take advantage of scaled-back disclosure requirements, we are including a more extensive narrative about our executive compensation program to respond to our stockholders’ feedback and in an effort to enhance transparency.

Stockholder Engagement and Changes Resulting from our Say-On-Pay Advisory Vote

The Board of Directors is committed to proactive engagement with the Company’s stockholders. The perspectives and input of our stockholders on our business, corporate governance, executive compensation, and other matters are important to Board decision making.

At our May 16, 2024 annual meeting, we held a non-binding advisory vote on the compensation of our Named Executive Officers, also known as a say-on-pay vote (the “2024 Say-on-Pay Vote”), which received the support of approximately 92% of the votes cast, which was higher than the support of approximately 63% of the votes cast in the previous year. In advance of the 2024 annual meeting, based on the 2023 Say-on-Pay Vote result, the Company engaged in an active stockholder outreach campaign, reaching out to 35 institutional stockholders, with aggregate holdings of approximately 36% of our then outstanding shares to discuss our compensation program and practices, solicit feedback, including on corporate governance matters, and to gain candid insight into the issues that are most important to our stockholders. Although the 2024 Say-on-Pay Vote reflected a high level of support from stockholders for our compensation program, we found the previous stockholder engagement extremely useful and therefore once again engaged in an active stockholder outreach campaign in advance of the 2025 annual meeting, reaching out to 23 stockholders, with aggregate holdings of approximately 43% of our outstanding shares.

As of March 2025, five of the institutional stockholders holding approximately 9% of our outstanding shares had responded to our invitation to engage, with four accepting our invitation, and the Company engaged with each of them. These discussions were generally led by the Chief Executive Officer, Chief Financial Officer, and General Counsel. Through these exchanges, we gained greater appreciation for our stockholders’ views on our compensation philosophy, annual and long-term incentive designs, performance metrics, and governance. All stockholder feedback was shared with the Company’s full Board.

What We Heard and Actions Taken. The outcome of our stockholder outreach efforts was to continue to develop and implement a strategy to respond to our stockholders’ concerns and priorities. To this end, our Compensation Committee and Board of Directors considered the following feedback received from stockholders and, where deemed appropriate, made the following changes to our executive compensation program that are intended to align with market best practices and stockholder feedback more closely:

What We Heard	Actions Taken
Stockholders continued to seek clarity around our compensation philosophy, structure and approach to decision making, including with respect to individual and team performance goals	●	Continued to use an enhanced narrative disclosure in this proxy statement to be more transparent about how the executive compensation program works

Stockholders supported the Company’s decision to declassify the Board and create a Majority Voting Policy, which were noted in the Company's prior proxy statement, and provided input related to Board refurbishment, with one stockholder suggesting a more definitive majority vote requirement for directors

●

Continued to provide additional discussion on Board refurbishment in the director nomination process (See the “Process for Identifying and Evaluating Nominees Director Qualifications” section in this proxy statement)

	●	Proposed declassification of the Board in this proxy statement
	●	We will continue outreach with stockholders on the appropriateness of our Majority Voting Policy
Stockholders supported the reduction of certain stockholder approval thresholds to a majority vote standard	●	Determined that an amendment to the Company’s Articles to remove supermajority voting requirements is not appropriate at this time but is committed to adopt additional governance changes gradually and in a considered fashion, as indicated by the proposal for this annual meeting with respect to declassification of the Board

These actions follow our actions taken in October 2023, when we adopted a formal clawback policy, and March 2024, when we adopted a majority voting policy and a set of stock ownership guidelines. We will continue our stockholder engagement efforts and facilitate open and ongoing dialogues so that we may continue to understand current investor perspectives on our executive compensation program and practices, among other things. We will also continue to consider the feedback we receive from our stockholders as well as the outcome of say-on-pay votes when making compensation decisions regarding our executives.

Best Compensation Governance Practices and Policies

We also believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Don’t Do
✔	Link a significant portion of compensation to performance using short-term (cash) and long-term (equity) compensation to encourage both proactivity and long-term sustainability	✘	No “single-trigger” equity vesting provisions upon a change in control
✔	Employ a variety of performance metrics to deter excessive risk-taking by eliminating any incentive focus on a single performance goal	✘

Unless a director or executive officer receives advance approval from our Board, which is only provided in limited circumstances, our directors and executive officers are prohibited from pledging our common stock to secure debt. Additionally, we prohibit hedging our common stock by directors and executive officers

✔	Maintain stock ownership and retention guidelines for our executives and directors	✘	No significant perquisites
✔	Maintain a clawback policy	✘	We will not reprice stock options without stockholder approval, except to adjust the option value in connection with a significant corporate transaction such as a change of control or stock split
✔	Use an independent compensation consultant	✘	We do not provide for gross-up payments to cover excise taxes our executives may incur on severance payments and benefits made in connection with a change in control

WHAT GUIDES OUR PROGRAM

Compensation Philosophy and Objectives

The objective of our executive compensation program is to attract, retain, and motivate leaders who are committed to executing on our business strategy and creating long-term value for our stakeholders. To help us achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of fixed and variable pay elements in the form of base salaries, annual cash, and long-term equity incentives.

Elements of Pay: Total Direct Compensation

Our compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent.
Annual Incentives	Cash (Variable)	Reward executive officers for delivering on annual strategic objectives that contribute to the creation of stockholder value.
Long-Term Incentives	Equity (Variable)	Provide incentives for executive officers to execute on longer-term financial goals that drive the creation of stockholder value and support the Company’s retention strategy.

Executive Compensation Decision-Making Process

The Compensation Committee works closely with Pearl Meyer (its independent compensation consultant), as well as with management, to evaluate the effectiveness of the Company’s executive compensation program. The duties and responsibilities of the Compensation Committee are documented in the Compensation Committee’s written charter, which was adopted by the Board of Directors and can be found on our website, www.bankprov.com, under the “Governance” subsection of the “Investor Relations” section.

The Role of Compensation Committee. The Compensation Committee reviews, on an annual basis, our executive compensation program in light of our business goals and objectives and the business results and corporate performance goals we achieved for the year in order to establish the compensation for our Named Executive Officers. The Compensation Committee may, in its discretion, adopt or recommend to the Board of Directors the adoption of new or amended elements of our executive compensation program, to the extent our business goals and objectives have changed.

In making executive compensation decisions, the Compensation Committee reviews a variety of factors and compensation-related data, including information obtained from our peer group companies and other market data such as compensation surveys comprising companies with a similar size, complexity, and industry focus as us. The Compensation Committee also considers our Company’s performance with respect to our annual corporate performance goals as well as the individual performance of each Named Executive Officer. Based on this assessment of corporate and individual performance, the Compensation Committee will determine (or recommend to the Board of Directors in the case of the Chief Executive Officer) the amount of total compensation that it deems appropriate for each executive officer as well as how such compensation should be allocated between cash and non-cash compensation and among the different forms of non-cash compensation. In addition, the Compensation Committee reviews our annual cash bonus plans and our equity incentive plan, assesses the business achievements relevant to granting awards, and makes recommendations to the Board of Directors with respect to the Company’s overall compensation policies and practices.

The Role of Management. Members of our management team attend regular meetings where executive compensation, company and individual performance, and competitive compensation levels and practices are discussed and evaluated; however, they do not participate in discussions about their own pay. Only our Compensation Committee members are allowed to vote on decisions regarding Named Executive Officer compensation. In 2024, the CEO made recommendations regarding the compensation of other executive officers with the Compensation Committee providing input, transparency, and oversight. Approvals of executive officer compensation other than CEO compensation were made by the Compensation Committee. The CEO did not participate in the deliberations of the Board or Compensation Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation. (As noted above, effective February 9, 2024, the Company and BankProv are now led by a single Chief Executive Officer.)

The Role of the Independent Consultant. The Compensation Committee has the authority to engage an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee engaged Pearl Meyer as its independent consultant during 2024. The Compensation Committee has assessed the independence of Pearl Meyer in accordance with applicable SEC and Nasdaq Stock Market rules and confirmed that Pearl Meyer’s work does not raise any conflicts of interest and that Pearl Meyer remains independent under applicable rules.

The Role of Peer Group Companies. We consider market practices and trends when designing our executive compensation programs and determining executive compensation levels. We consider competitive ranges for each position when we make executive compensation decisions and review external market practices as a reference point to assist us in designing an executive compensation program that is tailored to the unique characteristics of our Company and that is intended to attract, retain, and motivate talented leaders. To understand the external market competitiveness of the compensation for our Named Executive Officers, the Compensation Committee reviews reports analyzing publicly available information and surveys prepared by Pearl Meyer. These reports compare the compensation of each Named Executive Officer to data available for comparable positions at companies in our peer group and, in certain circumstances, the broader market, by compensation element.

For purposes of setting 2024 compensation levels, in conjunction with the recommendation of Pearl Meyer, the Compensation Committee took into account publicly-available data for a group of peer companies listed below along with industry specific survey data, where appropriate. Our compensation peer group includes commercial banks listed on a national exchange with assets ranging from 50% to 200% of our the size, and is also based on a review of other key metrics important to our industry including revenue, loan mix and number of employees. The following provides a list of the companies in our peer group:

Bank7 Corp	First Seacoast Bancorp, Inc.
BankFinancial Corporation	Landmark Bancorp, Inc.
Bankwell Financial Group, Inc.	Magyar Bancorp, Inc.
Capital Bancorp, Inc.	Meridian Corporation
CF Bankshares Inc.	Pathfinder Bancorp, Inc.
ECB Bancorp, Inc.	Rhinebeck Bancorp, Inc.
Esquire Financial Holdings, Inc.	William Penn Bancorporation

It is important to note that market data is not the sole determinant in setting pay levels for the Named Executive Officers. Actual pay levels can be above or below the targeted levels depending on factors such as experience, individual or Company performance, tenure, employee potential, unique skills, the position and its responsibilities, criticality of the position to our Company, and other factors. In general, our Compensation Committee desires to balance general internal and external equity and reserve the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.

2024 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salaries

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions for 2024, the Compensation Committee considered the recommendations of the CEO, as well as each executive officer’s position and level of responsibility within the Company. The Compensation Committee took into account factors such as relevant market data as well as individual performance and contributions. The Compensation Committee approved annual base salary rates for 2024 as follows.

Name	2023 Base Salary	2024 Base Salary	% Increase
Joseph B. Reilly	$472,750	$472,750	0%
Kenneth R. Fisher	n/a	$370,000	n/a
Joseph Mancini	$345,000	$358,000	3.77%

Annual Incentives

For 2024, the Compensation Committee determined an annual bonus award amount, designated as a percentage of base salary, based on performance metrics and goals satisfied by the Named Executive Officers, as well as a review of company-wide achievements. Consistent with respective employment agreements in place with each of the Named Executive Officers, the Bank generally targets a cash bonus of 35% for the CEO and 30% for the other Named Executive Officers.

The following metrics were analyzed and informed the Compensation Committee's determination of the 2024 bonuses for the Named Executive Officers: (i) return on average assets (traditionally a 40% weighting), (ii) achievement of strategic goals (traditionally a 30% weighting) (iii) efficiency ratio (traditionally a 15% weighting) and (iv) team/individual performance (traditionally a 15% weighting). Return on average assets and efficiency ratio metrics were based on the approved budget and were as follows:

Item	Target	Provident Bancorp, Inc. Adjusted Results
Return on average assets	0.56%	0.46%
Efficiency ratio	78.46%	81.59%

In 2024, achievements included a successful transition of executive leadership, a reinvigorated community bank presence and efforts leading to an increase in traditional deposits above peer and budgeted levels, a decrease in the utilization of higher cost sources of funding, reduced operating expenses, a completion of the exit from the digital asset lending space and the negotiation of a purchase and sale / leaseback transaction for the Bank’s main office in Amesbury, Massachusetts.

Based on the above results and analysis, as well as the overall financial results of the Company, the Compensation Committee exercised its discretion to award the Named Executive Officers bonuses equal to 45% of their respective target bonuses (15.75% for Mr. Reilly and 13.5% for Mr. Fisher and Mr. Mancini). Annual bonus awards to each of the Named Executive Officers for 2024 are included in the Summary Compensation Table.

Equity Incentive Plans.

We currently maintain two equity incentive plans, the 2016 Equity Incentive Plan, and the 2020 Equity Incentive Plan. The Equity Incentive Plans allow us to provide officers, employees and directors of Provident Bancorp, Inc., and its subsidiaries, including BankProv, with additional incentives to promote the growth and performance of Provident Bancorp, Inc. The plans permit grants of restricted stock awards, restricted unit awards, incentive stock options and non-qualified stock options. As of December 31, 2024, there were 27,635 shares available for the grant of stock options and 5,986 shares available for the grant of restricted stock and restricted stock units under the 2016 Equity Incentive Plan. As of that date, there were 233,079 shares available for the grant of stock options and 123 shares available for the grant of restricted stock and restricted stock units under the 2020 Equity Incentive Plan.

OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines and related holding requirements for our Named Executive Officers and our non-employee directors, which must be achieved during a five-year phase-in period after the Named Executive Officer or director first becomes subject to the guidelines. The Board believes these guidelines further align our Named Executive Officers’ and our directors’ interests with the interests of our stockholders. The minimum equity ownership guidelines for our continuing Named Executive Officers and our directors are as follows:

Title	Guideline
CEO	Three times base salary
Other Named Executive Officers	One times base salary
Directors	Five times annual board retainer

Shares owned directly or indirectly, including restricted shares and shares deliverable in settlement of restricted or unrestricted stock units, count toward the satisfaction of the ownership requirement. Restricted shares/restricted stock units that remain subject to the achievement of performance goals do not count toward the satisfaction of the ownership requirement. In addition, shares underlying outstanding stock options or otherwise subject to a right to acquire do not count toward the satisfaction of the ownership requirement. As of December 31, 2024, all of our continuing Named Executive Officers and our directors held equity positions that met their full applicable guidelines or were still within the five-year phase-in period.

Clawback Policy

In October 2023, the Compensation Committee adopted the Dodd-Frank Clawback Policy, which is designed to comply with Section 10D-1 of the Exchange Act and the applicable listing standards of the Nasdaq. The Dodd-Frank Clawback Policy requires the Company to recoup any erroneously awarded incentive-based compensation received by certain executives, including each Named Executive Officer, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. The Dodd-Frank Clawback Policy generally applies to all incentive-based compensation received by a covered executive during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement after the policy’s effective date. The Dodd-Frank Clawback Policy has been filed as an exhibit to the Company’s Form 10-K (referred to therein as the “Clawback Policy”).

Anti-Pledging and Restrictions on Hedging

Directors and certain officers of the Company, including the Named Executive Officers, are prohibited from the purchase of Company securities on margin, or borrowing against any account in which Company securities are held, or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted where a person wishes to pledge Company securities as collateral for a loan from a third party (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Our policies also prohibit certain hedging activities.

Summary Compensation Table

The table below summarizes, for the years ended December 31, 2024 and 2023, the total compensation paid to, or earned by, Joseph B. Reilly who served as Provident Bancorp, Inc. and BankProv’s President and Chief Executive Officer for the year ended December 31, 2024, Carol L. Houle, who served as Co-President and Co-Chief Executive Officer during the year ended December 31, 2023, and also served as Chief Financial Officer during the year, and the other individuals who served as an executive officer for Provident Bancorp, Inc. and BankProv during the years ended December 31, 2024 and/or December 31, 2023. We refer to these individuals as Named Executive Officers (“NEOs”).

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Joseph B. Reilly	2024	472,750	74,458	—	—	—	41,579	588,787
President and Chief Executive Officer (5)	2023	454,567	—	—	—	161,826	30,145	646,538

Carol L. Houle	2024	72,731	—	—	—	—	600,369	673,100
Former Co-President and Co-Chief Executive Officer, and Chief Financial Officer (6)	2023	467,298	—	—	—	168,329	34,727	670,354

Kenneth R. Fisher	2024	297,212	49,950	200,600	92,518	—	35,712	675,992
Executive Vice President and Chief Financial Officer (7)	2023	—	—	—	—	—	—	—

Joseph Mancini	2024	357,500	48,330	—	—	—	41,579	447,409
Executive Vice President and Chief Operating Officer	2023	341,154	—	49,756	100,232	104,017	36,308	631,467

(1)	Reflects the aggregate grant date fair value of restricted stock awards granted during the applicable year, which is equal to the closing stock price of the common stock on the date of grant.
(2)

Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of these awards are included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission.

(3)	Represents cash incentives earned under The Provident Bank Executive Annual Incentive Plan.
(4)

The amounts reflect what we have paid to, or reimbursed, the applicable Named Executive Officer for various benefits we provide. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each Named Executive Officer. A break-down of the various elements of compensation in this column for the year ended December 31, 2024 is set forth in the table below.

(5)

Mr. Reilly was appointed Interim Co-President and Co-Chief Executive Officer on January 1, 2023, which was effective until his subsequent appointment to Co-President and Co-Chief Executive Officer in February 2023. He was then appointed President and Chief Executive Officer effective February 2024.

(6)

Ms. Houle served as Co-President and Co-Chief Executive Officer, and Chief Financial Officer, effective February 2023. On February 9, 2024, the Company and the Bank and Carol L. Houle, entered into a separation and release agreement whereby Ms. Houle would separate from her employment with the Company and the Bank, effective February 9, 2024. The separation agreement between Ms. Houle and the Company and the Bank provided that Ms. Houle would receive $576,732 in a lump sum, subject to any required regulatory approval or non-objection.

(7)

Mr. Fisher joined the Company and the Bank as Senior Vice President - Finance in January 2024. Mr. Fisher was appointed Acting Chief Financial Officer of the Company and the Bank on March 28, 2024, and was appointed Chief Financial Officer effective May 6, 2024.

All Other Compensation For the Year Ended December 31, 2024
Name	Employer Matching Contribution To 401(k) Plan (a)($)	Allocations Under Employee Stock Ownership Plan (b)($)	Vacation Payout (c) ($)	Separation agreement (c) ($)	Total ($)
Joseph B. Reilly	20,700	20,879	—	—	41,579
Carol L. Houle	5,455	—	18,182	576,732	600,369
Kenneth R. Fisher	17,657	18,055	—	—	35,712
Joseph Mancini	20,700	20,879	—	—	41,579

(a)	Represents the matching contributions made by BankProv to the Named Executive Officer's 401(k) plan account for the plan year.
(b)

Represents the approximate value of shares allocated to the individual’s Employee Stock Ownership Plan account for the year ended December 31, 2024, using the Company’s stock price as of December 31, 2024.

(c)	On February 9, 2024, the Company and the Bank and Carol L. Houle, entered into a separation and release agreement whereby Ms. Houle would separate from her employment with the Company and the Bank, effective February 9, 2024. The Separation agreement between Ms. Houle and the Company and the Bank contemplated that Ms. Houle would receive a $576,732 lump sum, subject to any required regulatory approval or non-objection. Ms. Houle received her vested accrued benefits under her Supplemental Executive Retirement Agreement in accordance with the terms of that agreement. Ms. Houle was also able to exercise all vested stock options in accordance with the terms of the stock options. Ms. Houle forfeited all unvested shares of restricted stock and all unvested stock options upon her departure.

Employment Agreements

BankProv has entered into employment agreements with Messrs. Reilly, Fisher, and Mancini. Pursuant to his employment agreement, Mr. Reilly serves as President and Chief Executive Officer of BankProv. Mr. Fisher serves as Executive Vice President and Chief Financial Officer of BankProv. The employment agreement with Mr. Reilly has an initial term of three years from its effective date of October 25, 2024, and the employment agreement with Mr. Fisher has an initial term of two years from its effective date of October 25, 2024. Upon notice to the executive at least 30 days before the expiration of the agreements, the Board may extend the term for an additional three years, in the case of Mr. Reilly, or two years, in the case of Mr. Fisher. Mr. Mancini serves as the Chief Operating Officer of BankProv. The amended and restated employment agreement with Mr. Mancini has a term of two years. Each year the disinterested members of the Board of Directors must conduct a comprehensive annual performance evaluation and affirmatively approve any extension of the terms of the agreement with Mr. Mancini for an additional year or determine not to extend the term of the agreement.

The employment agreements provide Mr. Reilly, Mr. Fisher and Mr. Mancini with minimum base salaries of $472,750, $370,000 and $345,000, respectively. BankProv may increase the base salaries from time to time. In addition to receiving a base salary, the executives will participate in incentive and bonus programs and benefit plans made available to senior management employees. Under the employment agreement, Mr. Reilly's target bonus opportunity under any short-term arrangement for a year is 35% and Mr. Fisher's target bonus opportunity is 30%. BankProv will also reimburse the executives for all reasonable business expenses incurred by them in performing their duties. In addition to any other benefits, the Bank will provide Mr. Reilly with a monthly payment of $597.50 as reimbursement for after-tax Medicare costs, which the Bank may increase from time to time, at its discretion.

For Mr. Reilly and Mr. Fisher, in the event the executive’s employment involuntary terminates without cause (as defined in the respective agreement), or in the event of the executive’s resignation for “good reason” (as defined in the respective agreement), he will receive the Accrued Obligations (defined below), plus a severance payment, paid in a lump sum, equal to the base salary and bonus (based on the average annual bonus earned during the three most recent completed calendar years before his date of termination, or a lesser number of years if the executive has not been employed for three years) he would have received during the remaining term of the employment agreement. “Accrued Obligations” are defined as: (i) unpaid salary, (ii) unpaid expense reimbursements, and (iii) any vested benefits the executive may have under any BankProv employee benefit plan. In addition, if the executive elects Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage, the Bank will pay his monthly COBRA premium payments for up to 12 months. If the termination of employment occurs in connection with a change in control, the executive will receive the Accrued Obligations, plus a severance payment, paid in a single lump sum, equal to three times (in the case of Mr. Reilly) or two times (in the case of Mr. Fisher) his base salary in effect as of the date of termination.  In addition, if the executive elects COBRA coverage, the Bank will pay his monthly COBRA premium payments for up to 12 months.

For Mr. Mancini, in the event of his involuntary termination of employment without “cause” (as defined in the agreement), or in the event of his resignation for “good reason” (as defined in the agreement) in either case prior to the attainment of age 68, Mr. Mancini will receive his earned but unpaid base salary, plus a pro rata share of his average bonus. For purposes of Mr. Mancini’s employment agreement, the term “Average Bonus” means the average of the aggregate bonuses or other cash incentive compensation paid (or accrued, but not yet paid) to the executive for the three calendar years immediately preceding the termination of employment. Mr. Mancini will also receive a lump sum severance payment equal to the base salary that would have been paid through the end of the term of the agreement. If the termination occurs in connection with a change in control the severance payment will equal two times his base salary, subject to the limitations imposed by Section 280G of the Internal Revenue Code. In addition, Mr. Mancini will be entitled to receive continued non-taxable medical and dental insurance coverage through the then remaining unexpired term of the agreement. If the termination of employment occurs in connection with a change in control, the severance payment for Mr. Mancini will equal two times his base salary.

In the event of the termination of Mr. Reilly or Mr. Fisher for disability (as defined in the respective agreement), the executive shall receive the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by BankProv. In the event of the termination of Mr. Mancini for disability (as defined in the agreement), Mr. Mancini shall receive (i) the base salary or other compensation earned through the date of termination, plus (ii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of BankProv. Mr. Mancini shall also be entitled to continuation of his medical benefits for one year at the level in effect on, and at the same out-of-pocket cost to Mr. Mancini as of, the date of termination.

In the event of Mr. Reilly’s or Mr. Fisher’s death during the term of the respective agreement, his beneficiaries will receive a lump sum payment equal to six months base salary. In Mr. Mancini’s case, his family will continue to receive his base salary for six months and medical coverage for one year at the same out-of-pocket expense that he paid prior to his death.

None of the executives will be entitled to any severance benefits under their respective employment agreement if BankProv terminates the executive’s employment for “cause” (as defined under the employment agreement).

Upon any termination of employment, each of Mr. Reilly and Mr. Fisher must adhere to non-solicitation restrictions for one year as set forth in the respective employment agreement. Upon termination of employment that would entitle Mr. Mancini to a severance payment (other than a termination in connection with a change in control), Mr. Mancini will be required to adhere to non-solicitation covenants for up to one year.

Benefit Plans

401(k) Plan. BankProv currently maintains a 401(k) plan that is a tax-qualified profit-sharing plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code for eligible employees. The Named Executive Officers participate in the 401(k) Plan on the same terms as other employees of BankProv.

A participant may contribute up to 90% of his or her compensation to the 401(k) Plan on a pre-tax or after tax (“Roth”) basis, subject to the limitations imposed by the Internal Revenue Code. For 2024, the pre-tax deferral contribution limit was $23,000 provided, however, that a participant over age 50 could contribute an additional $7,500 to the 401(k) Plan (subject to applicable cost-of-living adjustments in future years). In addition to salary deferral contributions, the 401(k) Plan provides that BankProv will make a safe harbor matching contribution to each participant’s account equal to 100% of the participant’s contribution, up to a maximum of 6% of the participant’s eligible compensation contributed to the 401(k) Plan. BankProv may also make a discretionary contribution to eligible employees. A participant is always 100% vested in his or her salary deferral contributions and safe harbor matching contributions, and a participant will vest 100% in BankProv’s discretionary contributions following the completion of three years of service. The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options, including the common stock of Provident Bancorp, Inc.

Employee Stock Ownership Plan. BankProv currently maintains a tax-qualified ESOP for eligible employees. The Named Executive Officers participate in the ESOP on the same terms as other employees of BankProv.

Shares that have not been allocated to the accounts of participants are held in an unallocated suspense account. Unallocated shares are released from the suspense account on a pro-rata basis as the loan is repaid. Each year, the shares released are allocated to the participants’ accounts based on of each participant’s proportional share of compensation. Participants become 100% vested in their benefits under the ESOP after the completion of three years of service. Participants also become fully vested upon normal retirement, death or disability, a change in control, or termination of the ESOP.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards for the Named Executive Officers that have been granted under our 2016 and 2020 Equity Incentive Plans.

Outstanding Equity Awards At December 31, 2024
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(6)
Joseph B. Reilly	24,598	—		13.46	08/01/2028	2,042	(1)	23,279
	20,400	5,100	(1)	10.40	11/24/2030
Kenneth R. Fisher	—	20,000	(2)	11.17	08/20/2034	8,000	(2)	91,200
						12,000	(3)	136,800
Joseph Mancini	18,000	12,000	(4)	15.00	04/22/2031	4,800	(4)	54,720
	5,600	22,400	(5)	9.55	02/02/2033	4,168	(5)	47,515

(1)	Options and shares of restricted stock vest one-fifth per year beginning November 24, 2021.
(2)	Options and shares of restricted stock vest one-fifth per year beginning February 8, 2025.
(3)	Shares of restricted stock vest one-fifth per year beginning April 4, 2025.
(4)	Options and shares of restricted stock vest one-fifth per year beginning April 22, 2022.
(5)	Options and shares of restricted stock vest one-fifth per year beginning February 2, 2024.
(6)	Based on the closing price of our stock on December 31, 2024 of $11.40 per share.

Policies and Practices Related to the Grant of Certain Equity Awards. While the Company does not have formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, the Compensation Committee of the Board of Directors have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under the Company's insider trading policy. Consequently, the Company has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding the filing with the Securities and Exchange Commission of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) to each of our Principal Executive Officers (“PEO”) and to our Non-PEO NEOs and certain Company performance for the fiscal years listed below. The disclosure follows SEC guidelines for smaller reporting companies.

The Pay versus Performance table below summarizes the compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2024, 2023 and 2022 calendar years.

Year	Summary Compensation Table Total for PEO David P. Mansfield ($)(1)	Summary Compensation Table Total for Carol L. Houle ($)(1)	Summary Compensation Table Total for Joseph B. Reilly ($)(1)	Compensation Actually Paid to PEO David P. Mansfield ($)(1)(3)	Compensation Actually Paid to Carol L. Houle ($)(1)(3)	Compensation Actually Paid to Joseph B. Reilly ($)(1)(3)
2024	n/a	673,100	588,787	n/a	367,688	597,148
2023	n/a	670,354	646,538	n/a	841,528	702,951
2022	2,099,117	357,768	n/a	(852,242)	(607,535)	n/a

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non- PEO NEOs ($)(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (in millions) ($)
2024	561,701	590,853	$61.76	7.3
2023	631,467	688,814	$54.55	11.0
2022	269,065	(8,643)	$39.44	(21.5)

(1)

Carol L. Houle was appointed Interim Chief Executive Officer on December 20, 2022, and served as a PEO through February 9, 2024. Concurrently, Joseph B. Reilly assumed the role of sole Chief Executive Officer on February 9, 2024. David P. Mansfield served as the Company’s PEO through December 20, 2022.

(2)	Joseph Mancini served as a Non-PEO NEO for the three years covered in the table, and Kenneth R. Fisher was a Non-PEO NEO during 2024 calendar year, he was not employed at the Company in 2022 or 2023.
(3)	The dollar amounts reported represent CAP, as calculated in accordance with SEC rules. See table below.

Calculation of Compensation Actually Paid (CAP). To calculate the CAP to our PEOs and Non-PEO NEOs in the table above according to SEC reporting rules, the following adjustments were made to Total Compensation as reported in the Summary Compensation Table for calendar year 2024.

	2024
	Carol L. Houle	Joseph B. Reilly	Average Non- PEO NEOs
Total Compensation from Summary Compensation Table	$673,100	$588,787	$561,701
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	—	—	(146,559)
Year-end fair value of unvested awards granted in the current year	—	—	167,760
Year-over-year difference of year-end fair values for unvested awards granted in prior years	—	5,312	13,237
Fair values at vest date for awards granted and vested in current year	—	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	—	3,049	(5,286)
Forfeitures during current year equal to prior year-end fair value	(305,412)	—	—
Dividends or dividend equivalents not otherwise included in total compensation	—	—	—
Total Adjustments for Equity Awards	(305,412)	8,361	29,152
Compensation Actually Paid (as calculated)	$367,688	$597,148	$590,853

Pay Versus Performance: Graphical Description. The following graphs present the relationship during 2024, 2023, and 2022 between compensation “actually paid” as defined by SEC rule and shown above) for the Chief Executive Officers and other NEOs on an average basis.

Relationship Between Compensation Actually Paid and the Company’s Total Shareholder Return

Relationship Between Compensation Actually Paid and the Company’s Net Income.

Director Compensation

Set forth below is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock awards ($)(3)	Option awards ($)(4)	Total ($)
Julienne C. Cassarino (1)	44,000	102,406	117,961	264,367
Kathleen Chase Curran	34,000	—	—	34,000
Frank G. Cousins, Jr.	37,250	—	—	37,250
James A. DeLeo	36,500	—	—	36,500
Lisa DeStefano	33,750	—	—	33,750
Laurie H. Knapp	50,000	—	—	50,000
Barbara A. Piette	37,000	—	—	37,000
Dennis S. Pollack (2)	54,625	102,406	117,961	274,992
Arthur Sullivan	33,250	—	—	33,250

(1)	Ms. Cassarino was appointed to the Board of Directors, effective February 16, 2024.
(2)	Mr. Pollack was appointed to the Board of Directors, effective January 25, 2024.
(3)	Reflects the aggregate grant date fair value of restricted stock awards granted during the applicable year, which is equal to the closing stock price of the common stock on the date of grant.
(4)	Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission.

As of December 31, 2024, Directors Cousins, DeLeo, DeStefano, and Sullivan each held 2,042 unvested shares of restricted stock, 45,008 vested stock options and 5,100 unvested stock options. As of December 31, 2024, Director Knapp held 2,042 unvested shares of restricted stock, 41,508 vested stock options and 5,100 unvested stock options. As of December 31, 2024, Director Piette held 2,042 unvested shares of restricted stock, 35,181 vested stock options, and 5,100 unvested stock options. As of December 31, 2024, Director Curran held 6,126 unvested shares of restricted stock, 10,200 vested stock options and 15,300 unvested stock options. As of December 31, 2024 Directors Cassarino and Pollack each held 10,210 unvested shares of restricted stock, and 25,500 unvested stock options.

In 2024, each director (other than the Chair of the Board) received a $15,000 retainer fee and $1,250 for each board meeting. The Chair of the Board received a $50,000 annual retainer. The Chair of the Audit Committee received a $7,000 retainer and the Compensation Committee Chair received a $3,500 retainer. All other committee chairs received a $2,500 retainer and each committee’s members (including the chair) received $750 per meeting. BankProv’s Risk Committee Chair received a $2,500 retainer and each committee member (including the chair), received a $1,500 retainer.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of the Company’s directors and executive officers complied with applicable reporting requirements for transactions in Provident Bancorp, Inc. common stock during the year ended December 31, 2024, except that Executive Vice President Joseph Mancini filed a late Form 4 to report the sale of shares in connection with the vesting of shares, and Executive Vice President Kenneth R. Fisher, Director Julienne C. Cassarino and Director Dennis S. Pollack each filed a late Form 4 to report the receipt of equity awards.

Transactions with Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as BankProv, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2024, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BankProv, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2024, and were made in compliance with federal banking regulations.

Pursuant to Provident Bancorp, Inc.’s Policy and Procedures for Approval of Related Persons Transactions, the Audit Committee periodically reviews, at least twice a year, a summary of Provident Bancorp, Inc.’s transactions with directors and executive officers of Provident Bancorp, Inc., as well as any other related person transactions, to determine whether to approve or ratify such transactions. Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Provident Bancorp, Inc.’s capital and surplus (up to a maximum of $500,000) and such loans must be approved in advance by a majority of the disinterested members of the Board of Directors.

Nominating and Corporate Governance Committee Procedures

General

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Diversity Considerations

The Nominating and Corporate Governance Committee does not have a formal policy or specific guidelines regarding diversity among board members. However, the Nominating and Corporate Governance Committee seeks members with requisite experience as well as diverse backgrounds. As the holding company for a community bank, the Nominating and Corporate Governance Committee also seeks directors who can continue to strengthen BankProv’s position in its community and can assist BankProv with business development through business and other community contacts.

Procedures to be Followed by Stockholders

The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Nominating and Corporate Governance Committee. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 5 Market Street, Amesbury, Massachusetts 01913. Such communication must include:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

●	The name and address of the stockholder as they appear on Provident Bancorp, Inc.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

●	The class or series and number of shares of Provident Bancorp, Inc.’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

●

A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

●	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

●	The candidate’s written consent to serve as a director;

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A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Provident Bancorp, Inc.’s Board of Directors; and

●

Such other information regarding the candidate or the stockholder as would be required to be included in Provident Bancorp, Inc.’s proxy statement pursuant to Securities and Exchange Commission regulations.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate will be timely if delivered or mailed to and received by the Corporate Secretary of Provident Bancorp, Inc. no later than the tenth day following the day on which public disclosure of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Nominating and Corporate Governance Committee for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Provident Bancorp, Inc. See “Submission of Business Proposals and Stockholder Nominations.”

Process for Identifying and Evaluating Nominees; Director Qualifications

The Nominating and Corporate Governance Committee considers the following criteria in evaluating and selecting candidates for nomination:

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Individual Strength and Character: Directors will respectfully, judiciously and strategically operate during all interactions, both within and outside the board room; attend and actively participate in board meetings; understand the Company’s expectations; remain vigilant and respect the parameters in the fulfillment of their role; challenge and support other directors in their pursuit of high performance; have the ability to discuss, and be receptive to discussing, opposing views; be able to adapt, ask questions and probe into strategic issues at the institution; exhibit strong commitment and preparedness to serve the institution; and directors will be able to be ambassadors of BankProv with integrity and strong ethics.

●

Primary Duties and Responsibilities: To define and advance the mission and activities of BankProv; to address the interests of its customers, stockholders, employees, communities it serves and other stakeholders; to enhance the long-term value of BankProv for its stockholders, stakeholders and community; to facilitate the strategic planning process and monitor BankProv’s progress toward established strategic objectives; to establish, with management, BankProv’s long-term and short-term business objectives; to ensure that appropriate risk management policies and internal controls are in place and functioning; to review, monitor and, where appropriate, approve fundamental operating and business strategies and major corporate actions; to oversee BankProv’s business performance; to select, counsel and compensate the CEO; to provide for CEO succession; and to ensure processes are in place for maintaining the integrity of BankProv in its financial reports, compliance with laws, regulations and ethics and its relationship with stakeholders, including stockholders.

●	Occupational Alignment to Pursue Specific Target Market: Directors will have recognizable success and expertise within their industry in alignment with BankProv’s target markets.

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Geographic Alignment with Marketplace Footprint: Live and/or work within the marketplaces served; and should have community impact through influence, visibility and community service in the marketplaces served.

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Personal Responsibility Alignment to Governance Requirements: Directors will have a robust customer relationship with BankProv and actively bring new relationships to BankProv; will have technology proficiency and will make all attempts to utilize that knowledge in the Bank’s governance as BankProv’s customer base moves toward higher information technology needs; and will have knowledge of the regulatory expectations and policy changes that impact the governance of the institution. This will take the form of consistent and thorough training where needed and the institution is committed to providing forums in which directors can deepen their understanding of the regulatory requirements on the institution; directors will possess strong analytical skills with a fundamental understanding of relevant financial statements; possess the ability to probe and support senior management strategically in the achievement of strategic goals; continuously improve his or her governance skills and financial literacy; and maintain an ongoing awareness of issues affecting financial services and banking.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Provident Bancorp, Inc.’s business and who are willing to continue in service are considered for re-nomination.

If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), and may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended December 31, 2024, we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Board is committed to ensuring appropriate refreshment of members such that the overall skills and backgrounds of its members provide the institution with a board capable of effective service given changes to the institution and its operating environment. During the year ended December 31, 2024, our Board of Directors welcomed two new members, Dennis Pollack, and Julienne Cassarino, each of whom were appointed to vacancies in the board in the class of directors with terms ending at the 2025 annual meeting. See “Nominees for Election of Directors.” No directors left the board during the year ended December 31, 2024. We believe the Board’s membership provides an appropriate mix of experience with members who have a long-term understanding of the institution as well as members who bring new perspectives to it.

At the end of 2024, the members of the Board completed a performance survey through a third-party vendor. This survey helps inform the Nominating and Corporate Governance Committee’s decision-making and planning.

Given the strong mix of skills, backgrounds, and tenure of the members of the Board, the Nominating and Corporate Governance Committee is not proactively seeking to add additional members to the Board at this time.

Submission of Business Proposals and Stockholder Nominations

The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at a meeting of stockholders or to nominate one or more candidates for election as directors at a meeting of stockholders must have given timely notice thereof in writing to the Secretary of the Company. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, our Secretary must receive written notice not earlier than the 100th day nor later than the 90th day prior to the anniversary of the prior year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public announcement was made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on our Board of Directors; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of our Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2026 annual meeting of stockholders is expected to be held May 21, 2026. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 4, 2026 and no later than February 14, 2026. If notice is received earlier than February 4, 2026 or after February 14, 2026, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Failure to comply with these advance notice requirements will preclude such new business or nominations from being considered at the meeting.

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 16, 2025. If next year’s annual meeting is held on a date more than 30 calendar days from May 15, 2026, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

In order to solicit proxies in support of director nominees other than the Company’s nominees for our 2026 Annual Meeting of Stockholders, a person must provide notice postmarked or transmitted electronically to our executive office, 5 Market Street, Amesbury, Massachusetts 01913, annualproxy@bankprov.com, no later than March 23, 2026. Any such notice and solicitation will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Nothing in this proxy statement or our Bylaws will be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: 5 Market Street, Amesbury, Massachusetts 01913, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Provident Bancorp, Inc. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company has retained Alliance Advisors to assist the Company in soliciting proxies, and the Company has agreed to pay Alliance Advisors a fee of $7,500 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company at 5 Market Street, Amesbury, Massachusetts 01913. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2024, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the close of business on March 28, 2025, upon written request to the Company’s Corporate Secretary at the address listed above.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating, and promptly returning the enclosed proxy card in the enclosed envelope or vote via telephone or the Internet.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2024 Annual Report to Stockholders are each available on the internet at http://www.cstproxy.com/bankprov/2025.

BY ORDER OF THE BOARD OF DIRECTORS

Kimberly Scholtz
Corporate Secretary

Amesbury, Massachusetts

April 15, 2025

196611 Provident Bancorp Proxy Card Rev1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2025

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PROVIDENT BANCORP, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

REVOCABLE PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1, 2, 3 AND 4.

1. The approval of an amendment to the Articles of Incorporation with respect to the declassification of the Board of Directors. ☐ FOR ☐ AGAINST ☐ ABSTAIN

2. The election as directors of the nominees listed, each for, three-year terms indicated.

	FOR	WITHHOLD
(1) Julienne C. Cassarino	☐	☐
(2) Kathleen Chase Curran	☐	☐
(3) Lisa DeStefano	☐	☐
(4) Dennis S. Pollack	☐	☐

3. The ratification of the appointment of Crowe LLP as independent registered public accounting firm of Provident Bancorp, Inc. for the year ending December 31, 2025. ☐ FOR ☐ AGAINST ☐ ABSTAIN

4. The approval of an advisory, non-binding resolution with respect to our executive compensation. ☐ FOR ☐ AGAINST ☐ ABSTAIN

CONTROL NUMBER

Signature__________________________ **Signature, if held jointly**__________________________ **Date**____________, **2025.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

196611 Provident Bancorp Proxy Card Rev1 Back

2025

Important Notice Regarding the Availability of Proxy Materials

The Company's Proxy Statement, including the Notice of the Annual Meeting of Shareholders and the 2024 Annual Report to Shareholders are each available on the Internet at https://www.cstproxy.com/bankprov/2025

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROVIDENT BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 15, 2025, 3:30 p.m., Local Time

The undersigned hereby appoints the members of the official proxy committee of Provident Bancorp, Inc., or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held on May 15, 2025 at 3:30 p.m., local time, at Blue Ocean Event Center, 4 Oceanfront North, Salisbury, Massachusetts 01952. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to attend the meeting, as described in the proxy statement.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED "FOR" EACH OF PROPOSALS 1, 2, 3 AND 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS TO VOTE (1) WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR, WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND (2) MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)